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                                                                   Exhibit 10.15

                                                            *** Text Omitted and
                                                                Filed Separately
                                                Confidential Treatment Requested
                                            Under 17 C.F.R. (S)(S) 200.80(b)(4),
                                                              200.83 and 230.406

                        Service Implementation Agreement
                                     Between
                          Akamai Inc. and SkyCache Inc.
                                       For
                       The Distribution of Akamai Content

Whereas SkyCache is building a satellite based Global Broadcast Overlay Network
(GBON) for the Internet that facilitates the distribution of content and audio video streams to servers located on the edge of the Internet and Akamai provides servers which host such content utilizing their unique FreeFlow Server architecture and software, and both parties agree that delivery of Akamai originated content via SkyCaches GBON offers financial and performance advantages to Akamai, the parties agree as follows:

1.0  Service Definition Effort
     -------------------------

SkyCache will provide to Akamai a SkyCache receive satellite capability at its location in Cambridge Massachusetts, and Akamai will locate a Free Flow Server at SkyCaches facility in Laurel MD. The purpose of this effort will be to determine the specific method and manner for the acceptance of content from Akamai and delivery of same over the SkyCache GBON to be received by the SkyCache dish at Akamai's location in Cambridge Mass. Both organizations agree to commit the engineering resources essential to the completion of this effort by November 30, 1999 and to develop the specific service agreement for implementing the SkyCache Service into the Akamai infrastructure. Both Parties agree to bear their own costs in conducting this effort.

2.0  Co-Location of SkyCache GBON and Akamai Free Flow Server
     --------------------------------------------------------

SkyCache and Akamai each have equipment at ISP's and colocation facilities throughout the Internet. In order to facilitate delivery of Akamai content to the existing Free Flow Servers, SkyCache will use its best efforts to place its receive only dishes and related equipment at each of the existing Akamai Free Flow Server Locations. Costs associated with this deployment and any ongoing monthly costs, if any, will be borne by SkyCache. Akamai will provide support by assisting SkyCache in this effort through requesting the "host" of each Free Flow Server to accommodate this installation as Akamai intends to use the SkyCache dish as a vehicle for the distribution of content to its FreeFlow Servers. Connection of the free flow servers to the SkyCache equipment (i.e. cross connect charges, cabling charges, etc) will be the responsibility of Akamai.

SkyCache has its equipment located at a number of ISP's and colocation facilities where Akamai currently does not have a FreeFlow Server located. SkyCache will use its best efforts to secure rack space at each of its ISP locations for placement of Akamai FreeFlow Servers. Costs, if any, for the space required to locate the server at a SkyCache location will be borne by Akamai.

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On all future deployments of facilities and equipment, both parties will make mutual best efforts to include as part of their deployment plan the location of each other's equipment at the new location. The election to place the equipment at a particular location will, however, be at the option of each party. Costs unique to the parties will be borne by the owner of the equipment.

Within thirty days (30) following the execution of this Agreement, SkyCache and Akamai will have developed a detailed plan for the execution of the above implementation. Following completion of the efforts discussed in this Agreement, both parties agree to assign the resources appropriate to execution of this deployment.

3.0  SkyCache Global Broadcast Capacity
     ----------------------------------

Akamai wishes to purchase and SkyCache agrees to provide capacity for the delivery of Akamai content on SkyCache's GBON for coverage within the North American and European footprint. (See Attachment A.) SkyCache will make this capacity available on a schedule to be developed which will provide ability for Akamai to ramp up its utilization of this capacity over a six-month period from the initiation of service which will be targeted to begin January 1, 2000. The cost for this capacity is as defined in Attachment B to this Agreement.

The implementation plan will include but not be limited to specifying the locations at which Akamai wishes to have, and SkyCache has or can install facilities to provide delivery of Akamai content to its FreeFlow servers. The method and manner in which Akamai content will be made available to SkyCache for uplinking from the SkyCache uplink in Laurel MD and the Interface between SkyCache and Akamai for the verification of compliance with the service level criteria will be developed and agreed to by both organizations.

4.0  General Intellectual Property
     -----------------------------

This Agreement grants no rights of ownership of license of either Party's software to the other Party. Each party will retain sole title to any hardware, software or documentation utilized in connection with these services. Any publicity or use of either Party's name in advertising shall be upon mutual Agreement.

5.0  Dispute Resolution
     ------------------

     5.1 Informal Dispute Resolution. In the case of any disputes under this Agreement, the parties shall first attempt in good faith to resolve their dispute informally, or by means of commercial mediation, without the necessity of a formal proceeding.

     5.2 Arbitration of Disputes.

         5.2.1 Any controversy or dispute arising out of or relating to this Agreement, or the breach thereof, which cannot otherwise be resolved as provided above shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of a single arbitrator mutually agreed by the parties, or in the absence of such agreement within thirty (30) calendar days from the first referral of the dispute to the AAA, designated by the

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AAA. The place of arbitration shall be Boston, Massachusetts, U.S.A., unless the parties shall have agreed to another location within fifteen (15) calendar days from the first referral of the dispute to the AAA, designated by the AAA. The place of arbitration shall be Boston, Massachusetts, U.S.A., unless the parties shall have agreed to another location within fifteen (15) calendar days from the first referral of the dispute to the AAA. The arbitral award shall be final and binding. The parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection prior to or pending arbitration, (iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of its proprietary or confidential information, and
(iv) to enforce any decision of the arbitrator, including the final award.

         5.2.2 The arbitration proceedings contemplated by this Section 5 shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section 5, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law.

6.0  Indemnification and Liability.  In no event shall either party be liable to
     -----------------------------
the other for consequential or indirect losses or damages howsoever arising under this Agreement and whether under contract, tort or otherwise (including without limitation, third party claims, loss of profits, loss of customers, or damage to reputation or goodwill). Akamai shall indemnify, defend and hold Carrier harmless from any and all claims, actions, losses, damages, costs and expenses suffered by Carrier as a result of or directly related to any content that is altered while on the Akamai servers. The Carrier shall indemnify, defend and hold Akamai harmless from any and all claims, actions, losses, damages, costs and expenses suffered by Akamai as a result of or related to Carrier's negligence or intentional misconduct, status as a telecommunications provider, Carrier communication services or the Network.

     THE PROVISIONS OF THIS SECTION 6 STATE THE SOLE AND EXCLUSIVE OBLIGATIONS AND LIMITATION OF LIABILITY OF EITHER PARTY FOR ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT AND ARE IN LIEU OF ANY WARRANTIES OF NON-INFRINGEMENT, ALL OF WHICH ARE DISCLAIMED.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

7.0  WARRANTY DISCLAIMER.  NEITHER PARTY MAKES ANY REPRESENTATIONS OR
     -------------------
WARRANTIES, EITHER EXPRESS OR IMPLIED, AND AKAMAI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF

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MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE AKAMAI
SERVICES.

8.0  Miscellaneous.
     -------------

     8.1 Independent Contractor. The relationship of Akamai and Carrier established by this Agreement is that of Independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) deem the parties to be acting as Carriers, joint venturers, co-owners or otherwise as participants in a joint undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

     8.2 Notices. Any notice required or permitted hereunder shall be in writing and will be deemed given when delivery by hand or deposited in the mails or with common carriers. All communications will be sent by mail, facsimile or electronic mail to the receiving party's contact person for notices listed on the cover page of this Agreement.

     8.3 Assignment. Either party may not, without the prior written consent of the other Party, such consent not being unreasonably withheld, assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void.

     8.4 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and their successors and permitted assigns, and does not confer any rights or remedies on any other person or entity.

     8.5 Governing Law. This Agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts without regard to or application of choice-of-law rules or principles.

     8.6 Entire Agreement and Waiver. This Agreement and the Confidential Disclosure Agreement executed by the parties constitute the entire agreement between Akamai and Carrier with respect to the subject matter hereof and all other prior agreements, representations, and statement with respect to such subject matter are superceded hereby.

     8.7 Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

     8.8 Force Majeure. If either party is prevented from performing any of its obligations under this Agreement due to any cause beyond the party's reasonable control, including, without limitation, an act of God, fire, flood, explosion, war, strike, embargo, government regulation, civil or military authority, (a "force majeure event") the time for that party's performance will be extended for the period for the delay or inability to perform due to such occurrence; provided, however, that if a party suffering a force majeure event is unable to cure that event within thirty (30) days, the other party may terminate this agreement immediately.

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     8.9  Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

     8.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their respective successors-in-interest, legal representatives, heirs and assigns.

     8.11 Compliance with Laws. Each party agrees to comply with all applicable laws, regulations, and ordinances relating to their performance hereunder.

     8.12 Survival of Obligations. Sections 4, 5, 6, 7, and 8 shall survive any termination, cancellation or expiration of this Agreement for any reason.


     Executed and Agreed by:


     /s/ Robert E. Marggraf           /s/ Jonathan Seelig
     -------------------------        -------------------
     Robert E. Marggraf               Jonathan Seelig
     Executive Vice President         Vice President
     SkyCache Inc.                    Strategy & Corporate Development
     312 Laurel Avenue                AKAMAI Technologies
     Laurel, MD  20707                201 Broadway
                                      Cambridge, MA  02139

     ATTACHMENTS

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

                                  Attachment A
                        SkyCache Service Coverage Areas



1.0  North America:
     SkyCache provides the ability to deliver content via its GBON throughout the continental United States, and Hawaii by placing 1.2 Meter Satellite dishes and receiver equipment at locations that will facilitate the delivery of customer content. SkyCache has an agreement with TeleSat Canada for distribution within the provinces of Canada. The placement of the satellite dish will be by SkyCache following a site survey to assure line of sight to the satellite being utilized by SkyCache.

2.0  Europe:
     SkyCache provides the ability to delivery content via its GBON in Europe to the Pan-European and Nordic Countries by placing .9 Meter Satellite dishes and receiver equipment at locations which will facilitate the delivery of customer content. The placement of the satellite dish will be by SkyCache following a site survey to assure line of sight to the satellite being used by SkyCache.

3.0  Asia and Latin America:
     SkyCache is currently finalizing negotiations to provide similar services to these areas and anticipates availability within the 1st half of the Year 2000.

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                             Attachment B - Pricing

     It is our understanding that Akamai intends to use SkyCache for the distribution of live audio video streams as well as files which contain software updates to Akamai Free Flow Servers located throughout the Internet.

     Outlined below is the pricing for the delivery of audio video streams. Once SkyCache has a better understanding of the specific requirements associated with the delivery of software updates (file sizes, window for delivery, time of day, frequency of transmission, etc) which will be developed under the effort described in Paragraph 1 of this Agreement, pricing will be provided for this service as well. SkyCache anticipates, based on similar efforts and prices, that this service will result in significant benefits to Akamai for both software distribution and management. [ *** ]

     Price Quote for the Transport of Akamai Data in each Coverage Area.

     [   ***   ]



*** Confidential Treatment Requested


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